AGREEMENT AND AMENDMENT


     THIS AGREEMENT AND AMENDMENT (the "Agreement") is entered into as of January 16, 1996, between MEDICAL IMAGING CENTERS OF AMERICA, INC., a California corporation ("MICA"), MICA IMAGING, INC., an Illinois corporation, MICA CAL I INC., a California corporation, MICA CAL II INC., a California corporation, MICA CAL III INC., a California corporation, MICA CAL IV INC., a California corporation, MICA CAL VII INC., a California corporation, MICA CAL X, INC., a California corporation, MICA FLO I INC., a California corporation, MICA OR I INC., a California corporation, MICA PACIFIC, INC., a California corporation, and AFFILIATED IMAGING NETWORK, INC., a California corporation (collectively, the "MICA Subsidiaries" and referred to herein, together with MICA, as the "MICA Obligors"), and GENERAL ELECTRIC COMPANY, a New York corporation acting through GE Medical Systems ("GE Medical").

     WHEREAS, GE Medical and MICA are parties to an Agreement, dated May 14, 1993 (the "Credit Agreement"), relating to, among other things, GE's provision of equipment and services to MICA and the MICA Subsidiaries and pursuant to which MICA executed and delivered to GE Medical a promissory note in the principal amount of $7,442,616.38 (the "MICA Promissory Note"); and

     WHEREAS, GE Medical and the MICA Obligors are parties to a Security Agreement, dated as of May 27, 1993, pursuant to which the MICA Obligors have granted to GE Medical certain liens and security interests; and

     WHEREAS, the principal amount currently outstanding under the MICA Promissory Note is approximately $2,700,000; and

     WHEREAS, GE Medical owns a Common Stock Purchase Warrant (the "Warrant") currently exercisable to purchase 160,000 shares of Common Stock of MICA ("Common Shares") at a price set forth in the Warrant; and

     WHEREAS, MICA has proposed to GE Medical that GE Medical accept as payment in full of the amounts currently outstanding under the MICA Promissory Note
(1) a cash payment by MICA to GE Medical of $1,425,000 and (2) application by MICA of $912,000 of the principal amount outstanding under the MICA Promissory Note to the exercise price payable by GE Medical in connection with the exercise by GE Medical of its right to purchase 160,000 Common Shares under the Warrant; and

     WHEREAS, MICA has proposed that it issue to GE Medical, in connection with such transaction, a Common Stock Purchase Warrant to purchase 60,000 Common Shares; and

     WHEREAS, GE Medical has agreed to such proposal of MICA on the terms and conditions set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. MICA Promissory Note. (a)(i) MICA hereby agrees that, no later than three business days after the date of this Agreement, MICA shall make a cash payment to GE Medical in the amount of $1,425,000 by wire transfer of immediately available funds to an account designated by GE Medical. MICA hereby authorizes GE Medical to initiate a debit entry for such payment from MICA's account in lieu of such wire transfer payment.

               (ii) MICA agrees that, no later than three business days after the date of this Agreement, it will issue to GE Medical 160,000 Common Shares in connection with the exercise by GE Medical of the Warrant. Such Common Shares will be duly and validly issued and fully paid and nonassessable and not subject to preemptive rights.

          (b) GE Medical hereby agrees that its receipt from MICA of the cash payment of $1,425,000 referred to in paragraph (a)(i) of this Section 1 and 160,000 Common Shares issued by MICA under the Warrant shall constitute payment in full of all unpaid principal and accrued and unpaid interest under the MICA Promissory Note. GE Medical agrees that, as soon as practicable after such receipt, it shall cancel the Promissory Note held thereby and return such Promissory Note to MICA.

     2.   Amendment of Existing Credit Documentation.

          (a)(i) Credit Agreement Amendment. GE Medical and MICA agree that the Credit Agreement is, effective as of the date hereof, hereby amended by deleting from Section 1.36 thereof the phrase "under or in connection with the Note" and substituting therefor the phrase ", including, without limitation, all Liabilities of MICA or any Subsidiary to GE arising in connection with equipment leases and services provided by GE to MICA or any such Subsidiary,".

               (ii) Security Agreement Amendment.   GE Medical and each of the
MICA Obligors agree that the Security Agreement is, effective as of the date hereof, amended by deleting from Section 7(a) thereof the phrase "under the Promissory Note" and substituting therefor the phrase ", including, without limitation, all Obligations of MICA or any Subsidiary to GE arising in connection with equipment leases and services provided by GE to MICA or any such Subsidiary,".

          (b)(i) On and after the date hereof, each reference in either of the Credit Agreement or the Security Agreement to "this Agreement," "hereto" or "hereof," or words of like import, and each reference in the Security Agreement to the Credit Agreement and each reference in the Credit Agreement to the Security Agreement, shall mean and be a reference to the Credit Agreement or the Security Agreement, as the case may be, as amended hereby.

               (ii) Except as specifically amended hereby, the Credit Agreement and the Security Agreement shall remain in full force and effect and are hereby ratified and confirmed.

     3. Additional Warrant. MICA hereby agrees that, no later than three business days after the date of this Agreement, MICA shall issue and deliver to GE Medical a Common Stock Purchase Warrant (the "Additional Warrant"), in the form attached hereto as Exhibit A, to purchase 60,000 fully paid and nonassessable Common Shares, at an exercise price of $8.50 per Common Share, which exercise price shall be adjusted as set forth in the Additional Warrant. The Additional Warrant shall be executed on behalf of MICA by the president or any executive officer of MICA under its corporate seal.

     4. Representations and Warranties of MICA. (a) MICA hereby represents and warrants to GE Medical that each of MICA Medical Technology Services, Inc., MICA CAL XI Inc., MICA KAN I Inc., MICA KAN II Inc., MICA OK I Inc. and MICA TX I, Inc. (collectively, the "Dissolved MICA Subsidiaries") was a wholly-owned subsidiary of MICA as of the execution and delivery thereby of the Security Agreement as of May 27, 1993.

          (b) MICA hereby represents and warrants to GE Medical that (i) each of the Dissolved MICA Subsidiaries has been dissolved in accordance with the laws of the State of Delaware or the State of California, as the case may be,
(ii) none of the Dissolved Subsidiaries is currently in existence and (iii) at the time of the dissolution of each of the Dissolved MICA Subsidiaries, such Dissolved MICA Subsidiary transferred all of its right, title and interest in the Collateral (as such term is defined in the Security Agreement) held thereby to MICA or one of the other MICA Subsidiaries.

     5. Counterparts. This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.



                                   GENERAL ELECTRIC COMPANY,
                                    acting through
                                    GE Medical Systems



                                   By:_________________________
                                      Title:


                                   MEDICAL IMAGING CENTERS
                                    OF AMERICA, INC.



                                   By:________________________
                                      Title:



                                   MICA IMAGING, INC.


                                   By:__________________________
                                      Title:

                                   MICA CAL I INC.


                                   By:__________________________
                                      Title:


                                   MICA CAL II INC.


                                   By:__________________________
                                      Title:


                                   MICA CAL III INC.


                                   By:__________________________
                                      Title:


                                   MICA CAL IV INC.


                                   By:__________________________
                                      Title:


                                   MICA CAL VII INC.
                                   By:__________________________
                                      Title:


                                   MICA CAL X, INC.


                                   By:__________________________
                                      Title:


                                   MICA FLO I INC.


                                   By:__________________________
                                      Title:


                                   MICA OR I INC.


                                   By:__________________________
                                      Title:


                                   MICA PACIFIC, INC.


                                   By:__________________________
                                      Title:


                                   AFFILIATED IMAGING
                                    NETWORK, INC.

                                   By:__________________________
                                      Title: